UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2021

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Liberty SiriusXM Common Stock	LSXMA	The Nasdaq Stock Market LLC
Series B Liberty SiriusXM Common Stock	LSXMB	The Nasdaq Stock Market LLC
Series C Liberty SiriusXM Common Stock	LSXMK	The Nasdaq Stock Market LLC
Series A Liberty Braves Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Liberty Braves Common Stock	BATRK	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 1, 2021, Liberty Media Corporation (“Liberty Media”) entered into a tax sharing agreement with Sirius XM Holdings Inc. (“SiriusXM”) governing the allocation of consolidated U.S. income tax liabilities and setting forth agreements with respect to other tax matters.  The tax sharing agreement was negotiated by Liberty Media with a special committee of SiriusXM’s board of directors, all of whom are independent of Liberty Media, and approved by the executive committee of Liberty Media’s board of directors.

Under the Internal Revenue Code, two corporations may form a consolidated tax group, and file a consolidated federal income tax return, if one corporation owns stock representing at least 80% of the voting power and value of the outstanding capital stock of the other corporation. As of December 31, 2020, Liberty Media beneficially owned, directly and indirectly, approximately 76% of the outstanding shares of SiriusXM’s common stock. Liberty Media expects that it could beneficially own, directly and indirectly, over 80% of the outstanding shares of SiriusXM’s common stock at some time in 2021, and Liberty Media and SiriusXM would then become members of the same consolidated tax group. Should that happen, the tax sharing agreement would govern certain matters related to the resulting consolidated federal income tax returns, as well as state and local returns filed on a consolidated or combined basis.

The tax sharing agreement contains provisions that Liberty Media believes are customary for tax sharing agreements between members of a consolidated group. A copy of the tax sharing agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The tax sharing agreement and SiriusXM’s inclusion in Liberty Media’s consolidated tax group is not expected to have any material adverse effect on Liberty Media.

This Current Report on Form 8-K and the exhibit attached hereto are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Forward-looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the tax sharing agreement and Liberty Media’s ownership of SiriusXM common stock. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, changes in tax laws and general market conditions. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations of Liberty Media with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to Liberty Media’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, for risks and uncertainties related to the business of Liberty Media which may affect the statements made in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1

Tax Sharing Agreement, dated February 1, 2021, by and between Liberty Media Corporation and Sirius XM Holdings Inc. (incorporated by reference to Exhibit 10.44 to Sirius XM Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 2, 2020 (File No. 001-34295)).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2021

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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